UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 25, 2010

Turbine Truck Engines, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

917 Biscayne Blvd. Suite 6, DeLand, Florida 32724

(Address of principal executive offices)

386-943-8358

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The Company (“TTE”) entered into a Strategic Alliance Agreement (the “Agreement”) dated May 25, 2010 with Falcon Power Co., Ltd., a Taiwan limited by share company (“Falcon”) for the purpose of collaborating on the engineering, technical development and commercialization of the Detonation Cycle Gas Turbine Engine (“DCGT”) and the Hydrogen Generator specifically for application opportunities in Taiwan, China and other markets. The terms of the Agreement call for FALCON and TTE to collaborate on modifying and applying the DCGT engine technology to integrate with Falcon’s Hydrogen Generator, for the purpose of allowing Falcon to be able to design a suitable device for the anticipated Joint Venture.

The Agreement provides that each Company will work independently and collectively, at their own expense, to aide in the design, modifications, construction and testing of their own devices, but any integration costs will be born equally by both parties. All designs, modifications and improvements jointly developed will belong to both parties equally and they will jointly file for patent protection for any technology jointly developed in Taiwan and China under the Patent Cooperation Treaty (PCT). In conjunction with the Agreement, the parties also executed a Confidentiality Agreement of even date with the Agreement.

As part of the Agreement, the parties anticipate a mutually agreed stock swap between the two publically traded companies will be pursued. No agreement has been reached as to this proposed stock swap at this time.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description

10.1	Strategic Alliance Agreement, dated May 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: May 25, 2010	/s/ Michael H. Rouse
Michael H. Rouse, CEO

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